                                                                    EXHIBIT 1.01

                       CONSOLIDATION CAPITAL CORPORATION

                             24,000,000 SHARES/1/

                                 COMMON STOCK

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                               November __, 1997


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Representative of the Several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

          Consolidation Capital Corporation, a Delaware corporation (the

"Company"), hereby confirms its agreement with the several underwriters named in
--------
Schedule I hereto (the "Underwriters"), for whom you have been duly authorized
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to act as representative (in such capacity, the "Representative"), as set forth
                                                 --------------
below. If you are the only Underwriter, all references herein to the Representative shall be deemed to be to the Underwriter.

     1.  Securities.  Subject to the terms and conditions herein contained, the
         ----------
Company proposes to issue and sell to the several Underwriters an aggregate of 24,000,000 shares (the "Firm Securities") of the Company's common stock, par
                        ---------------
value $.001 per share (the "Common Stock").  The Company also proposes to grant
                            ------------
to the several Underwriters an option to purchase up to 3,600,000 additional shares of Common Stock (the "Option Securities" and collectively with the Firm
                             -----------------
Securities, the "Securities") if requested by the Representative as provided in
                 ----------
Section 3 of this Agreement. The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     2.      Representations, Warranties and Agreements of the Company and
             -------------------------------------------------------------
Jonathan L. Ledecky.
-------------------

             (a) The Company hereby represents and warrants to, and agrees with, each of the several Underwriters that:

               (i) A registration statement on Form S-1 (File No. 333-36193) with respect to the Securities, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the
                                                                  ---
     applicable rules and regulations thereunder and has been filed with the Securities and Exchange Commission (the "Commission"), and one or more
                                              ----------
     amendments to such registration statement have been so filed, if applicable. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A under the Act) heretofore filed by the Company with the Commission have been delivered to you. After the execution of this Agreement, the Company will file with the Commission either (i), if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A), if the Company

______________________________________________
 /1/ Plus an option to purchase from the Company up to 3,600,000 additional shares to cover over-allotments, if any.

     relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act, or
     (B), if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of either clause (i)(A) or (i)(B) of this sentence, as have been provided to and approved by the Representative prior to the execution of this Agreement, or (ii), if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. The Company may also file a related abbreviated registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional Securities, which registration statement shall be effective upon filing with the Commission. If the Company has elected to rely on Rule 462(b) under the Act: (i) the Company has filed a Rule 462(b) Registration Statement in compliance with the Act and the rules and regulations of the Commission promulgated thereunder, which Rule 462(b) Registration Statement is effective upon filing pursuant to Rule 462(b) under the Act, and the Company has received confirmation of its receipt and
     (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee. As used in this Agreement, the term "Original Registration Statement" means the
                               -------------------------------
     registration statement initially filed relating to the Securities, as amended at the time when it was or is declared effective, including all financial statement schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Rule 462(b)
                                                                    -----------
     Registration Statement" means any abbreviated registration statement filed
     ----------------------
     with the Commission pursuant to Rule 462(b) under the Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term "Registration Statement" includes both the Original
                           ----------------------
     Registration Statement and any Rule 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus subject to completion filed
      ----------------------
     with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means: (A) if the Company relies on Rule
                           ----------
     434 under the Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements;
     (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or
     (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement; and the term "Term
                                                                          ----
     Sheet" means any term sheet that satisfies the requirements of Rule 434
     -----
     under the Act. Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

               (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for such purpose. When any Preliminary Prospectus was filed with the Commission it: (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder, and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder, and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.
     When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), the Prospectus or any Term Sheet, if applicable, as amended or supplemented at any such time, (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) do not apply to statements in, or omissions from, any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use therein.

               (iii) The Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business as a foreign entity and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company.

               (iv) The Company has full power (corporate and other) and authority to own or lease its properties and conduct its businesses as described in the Registration Statement and Prospectus.

               (v) The Company does not own or control, directly or indirectly, any corporation, association or other entity.

               (vi) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." At the Firm Closing Date, all of the issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued and will be fully paid and nonassessable, will have been issued in compliance with all federal and state securities laws, and will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and at the Firm Closing Date or the related Option Closing Date (as the case may be), when issued and delivered by the Company after payment therefor in accordance herewith, will be duly and validly issued, fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right (except those rights granted to the Representative pursuant to a warrant agreement by and between the Company and the Representative in connection with the transactions contemplated hereunder), right of first refusal or other similar right of stockholders exists with respect to any of the Common Stock issued and outstanding on the date hereof or to be issued pursuant to this Agreement. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance of the Securities except as may be required under the Act or state securities or Blue Sky laws.

               (vii) The capital stock of the Company conforms to the description thereof and statements relating thereto contained in the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company to the extent required by the Act and the rules and regulations promulgated thereunder).

               (viii) Except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock or ownership interests of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or ownership interest or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company to issue any shares of capital stock or any ownership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. The description of the Company's stock option and purchase plans, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

               (ix) The audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information included in the Registration Statement and the Prospectus present fairly the financial position of the Company and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data included in the Registration Statement present fairly the information included therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

               (x) Price Waterhouse LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus are independent accountants within the meaning of the Act and the applicable rules and regulations thereunder.

               (xi) The Company has full legal right, power (corporate and other) and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles.

               (xii) No legal or governmental action, suit, claim or other proceeding is pending or, to the best of the Company's knowledge, threatened, to which the Company or any of its officers or directors is a party or to which the property of the Company is subject that (A) would or would be reasonably likely to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company, or (B) would or would be reasonably likely to prevent consummation of the transactions contemplated hereby, or (C) is required to be described in the Registration Statement or the Prospectus and is not so described; and no agreement, contract, lease or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required and any such description of such contracts or agreements conforms in all material respects to the terms of such contracts or agreements.

               (xiii) The Company is not (A) in violation of its certificate of incorporation or bylaws, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness to which the Company is a party or pursuant to which the Company's properties are bound, which default would reasonably be expected to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company, or (C) in default in the performance or observance of any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or any of its properties are bound, which default would have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company, or
     (D) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body to which the Company is subject.

               (xiv) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance and performance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not and will not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, domestic or foreign, except such as have been obtained, or such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under state securities or blue sky laws,
                   ------------
     all of which requirements have been, or will be, satisfied, or (B) result in a breach or violation of any of the terms and provisions of, or constitute a default under the certificate of incorporation or bylaws of the Company, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness to which the Company is a party or pursuant to which the Company's properties are bound, which default would reasonably be expected to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company, or (D) result in a breach or violation of any of the terms and provisions of, or constitute a default under any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body to which the Company is subject.

               (xv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as contemplated by the Prospectus, there has not been (A) any material adverse change in the business, properties, business prospects, financial condition or results of operations of the Company, (B) any transaction that is material to the Company except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (D) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (F) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which would reasonably be expected to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company.

               (xvi) The Company has not directly or indirectly, (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, or (B) since the filing of the Registration Statement (i) other than amounts to be paid to the Underwriters pursuant to the terms hereof, sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or
     (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

               (xvii) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has at any time since its inception (A) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, or (C) made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

               (xviii) (A) The Company possesses all certificates, authorizations, licenses, franchises and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own, lease and operate its properties and to conduct its business described in the Prospectus, and (B) no event has occurred which allows, or which with a fair notice or lapse of time would allow, and the Company has not received any notice of proceedings relating to, the revocation or modification of any such certificate, authorization, license, franchise or permit, except as described in the Prospectus. Except as described in the Prospectus, none of the Company's certificates, authorizations, licenses, franchises or permits contain any restrictions that would result in any material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company.

               (xix) The Company is familiar with the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and
                            ----------------------
     regulations thereunder, and has in the past conducted its affairs in such a manner to ensure that the Company was not and is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and such rules and regulations.

               (xx) The Company has timely filed all foreign, federal, state and material local tax returns that are required to be filed and has paid all material taxes and assessments required to be paid by it and any other assessment, fine or penalty levied against it.

               (xxi) The Company does not own any shares of stock or any other equity securities of any corporation and has no equity interest in any firm, partnership, association or other entity.

               (xxii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxiii) Except as described in the Registration Statement and the Prospectus, (A) the agreements to which the Company is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and the other contracting party or parties thereto are not in breach or default under any of such agreements, and (B) no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, contract, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or may be affected, in any respect which would reasonably be expected to result in any material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company.

               (xxiv) The Company has not distributed and will not distribute, prior to the later of (A) the Firm Closing Date, or any date on which the Option Securities are to be purchased, as the case may be, and (B) the completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement or Term Sheet or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

               (xxv) Except as set forth in the Registration Statement and Prospectus, (A) the Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not reasonably be expected to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company and (B) the Company has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, it being understood that acquisitions of businesses will likely require the purchase or lease of additional properties and further understood that the engagement of certain executive officers will require the purchase or lease of additional properties.

               (xxvi) No labor dispute or disturbance with the employees of the Company exists or, to the Company's knowledge, is threatened or imminent except as described in the Prospectus. No collective bargaining agreement exists with any of the Company's employees and no such agreement is imminent.

               (xxvii) The Company owns or possesses adequate rights to use all patents, patent rights, licenses, inventions, trade secrets, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it; the expiration of any of the foregoing would not reasonably be expected to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company; and the Company has not received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the business, properties, business prospects, financial condition or results of operations of the Company.

               (xxviii) The Company maintains or has applied for insurance with insurers of recognized financial responsibility against such losses and risks and in such amounts as it reasonably believes to be appropriate, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, errors and omissions, business interruption and acts of vandalism; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in any material adverse change in the business, properties, business prospects, financial condition or results of operations of the Company.

               (xxix) Each certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

               (xxx) The Securities to be issued and sold by the Company have been approved for quotation on the Nasdaq National Market, pending consummation of the sale of the Securities pursuant to this Agreement.

               (xxxi) Except as set forth in the Registration Statement and Prospectus, (A) the Company is in compliance with all material rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, (B) the
     --------------------
     Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus,
     (C) the Company does not now expect to be required to make future material capital expenditures to comply with Environmental Laws and (D) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.), or
                                                            -- ----
     otherwise designated as a contaminated site under applicable state or local law.

               (xxxii) The Company has complied with all provisions of Section 517.075, Florida Statutes, relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

               (xxxiii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Prospectus.

               (xxxiv) Each officer, director and director nominee of the Company, other than Jonathan J. Ledecky, has entered into an agreement (collectively, the "Lock-up Agreements") to the effect that such person
                         ------------------
     will not, during the period ending 180 days after the date of the Prospectus, directly or indirectly, without the prior written consent of the Representative, (A) offer, pledge, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell, dispose of, loan or grant any rights with respect to (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of an option to purchase or other sale, disposition of, loan or grant of any rights with respect to) any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or (B) enter into any swap or any other agreement or any transactions that transfers, in whole or part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; except that certain gifts may be made.

               (xxxv)  Jonathan J. Ledecky has entered into an agreement (the

     "Ledecky Lock-up Agreement") to the effect that he will not, during the
     --------------------------
     period ending 180 days after the date of the Prospectus, directly or indirectly, without the prior written consent of the Representative, (A) offer, pledge, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell, dispose of, loan or grant any rights with respect to (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of an option to purchase or other sale, disposition of, loan or grant of any rights with respect to) ("Transfer") any shares of Common
                                            --------
     Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or (B) enter into any swap or any other agreement or any transactions that transfers, in whole or part, directly or indirectly, the economic consequence of ownership of the Common Stock ("Swap"), whether any
                                                             ----
     such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, pursuant to the Ledecky Lock-up Agreement, Jonathan J. Ledecky may not Transfer or Swap the 2,300,000 shares of Common Stock owned by him on the date hereof during the period beginning 181 days after the date of the Prospectus and ending one year after the date of the Prospectus.

               (xxxvi) The Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted or required by Regulation S-T.

               (xxxvii)   The Company has not incurred any liability for any
     finder's fees or similar payments in connection with the transactions herein contemplated.

               (xxxviii) The Company has obtained on behalf of the Representative, and has provided to the Representative, the lockup agreements described in Section 7(f) hereof prior to the date of this Agreement.

          (b) Jonathan J. Ledecky hereby represents and warrants to, and agrees with, each of the several Underwriters that, to the best of his knowledge, none of the representations and warranties of the Company set forth in Section 2(a) above is untrue or inaccurate in any respect.

     3.   Purchase, Sale and Delivery of the Securities.
          ---------------------------------------------

          (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $____ per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.
                                         ----------

          One or more certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Representative for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the aggregate purchase price therefor by wire transfer in same day funds to the account of the Company. Such delivery of and payment for the Firm Securities shall be made at the offices of Morgan, Lewis & Bockius LLP, 1800 M Street, NW, Washington DC 20036 at 9:30 a.m., Washington DC time on ________, 1997, or at such other place, time or date as the Representative and the Company may agree upon or as the Representative may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The Company will
                                         -----------------
make such certificate or certificates for the Firm Securities available for checking and packaging by the Representative at the offices in New York, New York of the Company's transfer agent or registrar at least 24 hours prior to the Firm Closing Date.

          (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this
Section 3. The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within thirty days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Representative may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representative but shall not be earlier than two (2) business days or later than five (5) business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representative and the Company may agree upon or as the Representative may determine pursuant to
Section 9 hereof, is herein called the "Option Closing Date" with respect to
                                        -------------------
such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph 3(b), to refer to such Option Securities and Option Closing Date, respectively.

          (c) It is understood that you, individually and not as the Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

          (d) The Company hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any Securities does not constitute closing of a purchase and sale of the Securities. Only execution and delivery of a receipt for the Securities by the Underwriters indicates completion of the closing of a purchase of the Securities from the Company. Furthermore, in the event that the Underwriters wire funds to the Company prior to the completion of the closing of a purchase of Securities, the Company hereby acknowledges that until the Underwriters execute and deliver a receipt for the Securities, by facsimile or otherwise, the Company will not be entitled to the wired funds and shall return the wired funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Securities is not completed and the wire funds are not returned by the Company to the Underwriters on the same day the wired funds were received by the Company, the Company agrees to pay to the Underwriters in respect of each day the wire funds are not returned by it, in same-day funds, interest on the amount of such wire funds in an amount representing the Underwriters' cost of financing as reasonably determined by the Representative.

     4.   Offering by the Underwriters.  Upon your authorization of the release
          ----------------------------
of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public at the price and upon the terms set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     5.   Covenants of the Company.  The Company covenants and agrees with each
          -------------------------
of the Underwriters that:

          (a) The Company will use its best efforts to cause to the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible. The Company will file the Prospectus or any Term Sheet and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 424(b) and 434 under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus, Term Sheet or the amendment referred to in the second sentence of Section 2(a) hereof, any amendment or supplement to such Prospectus, Term Sheet or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Representative shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representative shall not have given its consent (which shall not be unreasonably withheld). The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representative or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be reasonably necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representative, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide to the Representative copies of each such filing.

          (b) The Company will advise the Representative, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose, or (iv) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          (c) The Company will arrange for the qualification of, or cooperate with you and your counsel to qualify or register, the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities;

provided, however, that in connection therewith the Company shall not be
--------  -------
required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Securities shall have been qualified as provided above, the Company will prepare and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

          (d) If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act, or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules or regulations of the Commission thereunder, the Company will promptly notify the Representative thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance, provided, however, that if such alleged misstatement or omission arises from information supplied or omitted by or on behalf of the Underwriters, then the expenses of preparation and filing shall be borne by the Underwriters.

          (e) The Company will, without charge, provide (i) to the Representative and to counsel for the Underwriters a signed copy of the Original Registration Statement filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) and any Rule 462(b) Registration Statement, (ii) to each other Underwriter, a conformed copy of such registration statement and any Rule 462(b) Registration Statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representative may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than (A) 6:00 p.m., New York City time, on the date of determination of the initial public offering price, if such determination occurred at or prior to 10:00 a.m., New York City time, on such date or (B) 12:00 noon, New York City time, or as promptly thereafter as is practicable, on the business day following the date of determination of the initial public offering price, if such determination occurred after 10:00 a.m., New York City time, or as promptly thereafter as is practicable, on such date, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date.

          (f) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay or give direction to pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 p.m., New York City time, on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

          (g) The Company will timely make generally available to its securityholders and to the Representative a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (h) During a period of five (5) years after the date hereof, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder (i) concurrently with making such reports available to its stockholders, statements of operations of the Company for each of the first three quarters in the form made available to the Company's stockholders; (ii) concurrently with the furnishing thereof to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; (iii) concurrently with the furnishing of such reports to its stockholders, copies of all reports (financial or other) mailed to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed by the Company with the Commission, any securities exchange, the Nasdaq National Market or the National Association of Securities Dealers, Inc. ("NASD") (except for documents for which confidential treatment is
                ----
requested); (v) every material press release in respect of the Company or its affairs which was generally released to stockholders or prepared for general release by the Company; and (vi) any additional information of a public nature concerning the Company or its businesses which you may reasonably request. During such five (5) year period, if the Company shall have any active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

          (i) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

          (j) The Company will not, during the period ending 180 days after the date of the Prospectus, directly or indirectly, without the prior written consent of the Representative, on behalf of the Underwriters, (i) offer, pledge, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell, dispose of, loan, or grant any rights with respect to (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of any option to purchase or other sale, disposition of, loan or grant any rights with respect
to) any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or (ii) enter into any swap or any other agreement or any transactions that transfers, in whole or part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except pursuant to this Agreement and except for issuances pursuant to the exercise of warrants or employee stock options outstanding on the date hereof, or pursuant to the terms of convertible securities of the Company outstanding on the date hereof or upon the issuance of options or Common Stock under the Company's presently authorized 1997 Long-Term Incentive Plan, 1997 Non-Employee Directors' Stock Plan, 1997 Section 162(m) Bonus Plan, 1997 Employee Stock Purchase Plan and 401(k) Plan (the "Equity Plans"), or pursuant
                                                   ------------
to an acquisition or a merger.

          (k) The Company will not, during a period of thirty (30) days from the date of the Prospectus, file a registration statement registering shares under the Equity Plans or other employee benefit plan.

          (l) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in contravention of Regulation M promulgated under the Exchange Act, or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (m) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above and in accordance with applicable law and the rules and policies of The Nasdaq Stock Market, Inc., forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, your counsel and counsel to the Company responding to or commenting on such publication or event.

          (n) The Company will cause the Securities to be duly included for quotation on the Nasdaq National Market prior to the Firm Closing Date. The Company will use its best efforts to ensure that the Securities remain included for quotation on the Nasdaq National Market following the Firm Closing Date.

          (o) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

          (p) The Company is familiar with the Investment Company Act, and the rules and regulations thereunder, and for at least one year after the date hereof will conduct its affairs in such a manner to ensure that the Company will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and such rules and regulations. If after one year from the date hereof the Company cannot, using its best efforts, conduct its affairs in such a manner so as to ensure that the Company will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and such rules and regulations, the Company will take all steps necessary to register as an "investment company" under such act or otherwise comply with such act.

          (q) The Company, until the third anniversary of this Agreement, will nominate and use its best efforts to cause the election of two designees of the Representative to serve on the Company's Board of Directors; the initial such designees shall be W. Russell Ramsey and M. Jude Reyes.

          (r) The Company will use its best efforts to maintain a director and officer insurance policy substantially in the form that is in effect on the Firm Closing Date.

          6.   Expenses.  The Company will pay and bear all costs and expenses
               --------
incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, any blue sky memoranda and the quantity of prospectuses or offering circulars as determined by the Representative, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of its counsel, the accountants and any other experts or advisors retained by the Company, (iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (v) NASD filing fees and the cost of qualifying the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto,
(vi) the filing fees of the Commission relating to the Securities, (vii) the filing and other fees of securing quotation of the Securities on the Nasdaq National Market, (viii) any meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Representative to be paid for by the Underwriters), (ix) advertising relating to the offering of the Securities (other than as shall have been specifically approved by the Representative to be paid for by the Underwriters) and (x) all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     7.   Conditions of the Underwriters' Obligations.  The obligations of the
          -------------------------------------------
several Underwriters to purchase and pay for the Firm Securities shall be subject, in the Representative's sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

          (a) If the Original Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment, and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement, shall have been declared effective not later than the earlier of:
(i) 11:00 a.m., New York City time, on the date on which the amendment to the Registration Statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission, and (ii) the time confirmations are sent or given as specified by Rule 462(b) or, with respect to the Original Registration Statement, such later time and date as shall have been consented to by the Representative; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company, shall be contemplated by the Commission; and the Company shall have complied to the reasonable satisfaction of Underwriters' counsel with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) Subsequent to the execution and delivery of this Agreement and prior to the Firm Closing Date, or any later date on which Option Securities are to be purchased, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the public offering of the Securities as contemplated by the Prospectus.

          (c) The Representative shall have received an opinion, dated the Firm Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company, to the effect that:

               (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business as a foreign entity and is in good standing under the laws of the District of Columbia;

               (ii) the Company has full corporate power to own or lease its properties and conduct its businesses as described in the Registration Statement and the Prospectus;

               (iii) to such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

               (iv) the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization". As of the Firm Closing Date and immediately prior to the consummation of the sale of the Firm Securities, all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and at the Firm Closing Date or related Option Closing Date (as the case may be), when issued and delivered by the Company after payment therefor in accordance herewith, will be duly and validly issued, fully paid and nonassessable, and will be sold free of all adverse claims within the meaning of the Uniform Commercial Code; and no preemptive right, co-sale right, registration right (except those rights granted to the Representative pursuant to a warrant agreement by and between the Company and the Representative in connection with the transactions contemplated hereunder), right of first refusal or other similar right of stockholders exists with respect to any of the Common Stock issued and outstanding on the date hereof or to be issued pursuant to this Agreement arising out of any statute or the Company's certificate of incorporation, as amended, or, to such counsel's knowledge, any contract. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance of the Securities except as may be required under the Act or state securities or Blue Sky laws, as to which state securities or Blue Sky laws such counsel need express no opinion;

               (v) the statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock and the stock option and purchase plans of the Company, provide a fair summary of such provisions; the statements set forth under the headings "Risk Factors - Investment Company Act Considerations" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings in all material respects; the description in the Registration Statement and the Prospectus of the certificate of incorporation and bylaws of the Company is accurate and fairly presents the information required to be presented by the Act and the applicable rules and regulations thereunder in all material respects and the description in the Registration Statement and the Prospectus of statutes fairly presents in all material respects the information required to be presented by the Act and the applicable rules and regulations thereunder;

               (vi) the Company has full corporate power to enter into this Agreement and to perform the transactions contemplated hereby; the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles;

               (vii) to such counsel's knowledge, no legal or governmental action, suit, claim or other proceedings are pending or, threatened, to which the Company is a party or to which the property of the Company is subject that would reasonably be expected to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company and no such action, suit or proceeding, to such counsel's knowledge, has been threatened against the Company or with respect to any of its properties or is required to be described in the Registration Statement or the Prospectus and is not so described;

               (viii) to such counsel's knowledge, no agreement, contract, lease or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required and any such description of such contract or agreement contained in the Registration Statement or the Prospectus conforms in all material respects to the terms of any such contract or agreement;

               (ix) the Company is not (A) in violation of its certificate of incorporation or bylaws, or (B), to such counsel's knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness disclosed in the Registration Statement to which the Company is a party or pursuant to which its properties are bound, which default would reasonably be expected to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company, or (C), to such counsel's knowledge, in default in the performance or observance of any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument disclosed in the Registration Statement to which the Company is a party or by which its properties are bound, which default would reasonably be expected to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company, or (D), to such counsel's knowledge, in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body to which the Company is subject;

               (x) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance and performance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not and will not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, domestic or foreign, except such as have been obtained, or such as may be required under the Act or the Exchange Act, all of which requirements have been satisfied, and except such as may be required under state securities or Blue Sky laws, as to which such counsel need express no opinion, or (B) result in a breach or violation of any of the terms and provisions of, or constitute a default under the certificate of incorporation or bylaws of the Company, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness to which the Company is a party or pursuant to which the Company's properties are bound, which default would reasonably be expected to have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company, or (D) result in a breach or violation of any of the terms and provisions of, or constitute a default under any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body known to such counsel to which the Company is subject;

               (xi) (A) the Company possesses all material certificates, authorizations, licenses, franchises and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own, lease and operate its properties and to conduct its business described in the Prospectus, and (B) no event has occurred which allows, or a fair notice or lapse of time would be allowed, the Company has not received any notice of proceedings relating to, the revocation or modification of any such certificate, authorization, license, franchise or permit, except as described in the Prospectus. Except as described in the Prospectus, none of the Company's certificates, authorizations, licenses, franchises or permits contain any restrictions that would reasonably be expected to result in any material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company.

               (xii) based solely upon such counsel's inquiry of the Commission, the Registration Statement was declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and based solely upon such counsel's inquiry of the Commission, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and to such counsel's knowledge no proceedings for that purpose have been instituted or are pending or overtly threatened by the Commission;

               (xiii) the Registration Statement originally filed with respect to the Securities and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder;

               (xiv) the Company is not, and, assuming the Company conducts its operations in accordance with the description thereof in the Prospectus, will not within one year become, an investment company subject to registration under the Investment Company Act;

               (xv) the Securities have been approved for quotation on the Nasdaq National Market, upon issuance as contemplated hereby; and

               (xvi) the specimen stock certificate of the Company has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements applicable under the corporate laws of the State of Delaware;

               (xvii) to such counsel's knowledge, no officer, director or director nominee is, or, following the consummation of the transactions contemplated by this Agreement, will be, in violation of any provision (including, without limitation, any non-competition provision thereof) of any contract, agreement or other document, or the federal securities law or the General Corporation Law of the State of Delaware to which such person and the Company are jointly subject.

In addition, such counsel shall state that, during the course of preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with you, officers and representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention which cause such counsel to believe that the Registration Statement at the effective date of the Registration Statement and at the Firm Closing Date or Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, on the date of this Agreement and on the Firm Closing Date or the Option Closing Date, as the case may be, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no comment with respect to the financial statements, the notes thereto, and other financial or statistical information contained in the Registration Statement or the Prospectus.

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem(s) proper, on certificates of responsible officers of the Company and public officials.

          References to the Registration Statement and the Prospectus in this paragraph (c) shall include any amendment or supplement thereto at the date of such opinion.

          (d) The Representative shall have received from Price Waterhouse LLP a letter or letters, addressed to the Underwriters, dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representative, to the effect that:

               (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder;

               (ii) in their opinion, the audited financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iii) on the basis of carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph
     (iii), a reading of the minute books of the stockholders, the Board of Directors and any committees thereof of the Company and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company or any decreases in net current assets or stockholders' equity of the Company in each case compared with amounts shown on the September 30, 1997 balance sheet included in the Registration Statement and the Prospectus, or for the period from September 30, 1997 to such specified date there are any decreases, as compared to total revenues, net income or pro forma net income per share, respectively, of the Company, except in all instances for changes, decreases or increases set forth in such letter;

               (iv) they have performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in the Registration Statement and the Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

In addition, such letter or letters will address other matters agreed upon by Price Waterhouse LLP and you.

          In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          References to the Registration Statement and the Prospectus in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (e) The Representative shall have received a certificate, dated the Firm Closing Date, of the principal executive officer and the principal financial or accounting officer, respectively, of the Company to the effect that:

               (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date; provided, however, that the representation in Section 2(xvi)(A) shall not apply to the issuance of the convertible non-voting common stock to the affiliate of the Representative as set forth in the Prospectus.

               (ii) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the best of the Company's knowledge, are threatened or contemplated by the Commission;

               (iii) when the Registration Statement or any amendment thereto was declared effective, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

               (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (A) any material adverse change in the business, properties, business prospects, financial condition or results of operations of the Company, (B) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, except as contemplated by the

     Registration Statement and the Prospectus, (D) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (F) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company.

          (f) On or prior to the date of this Agreement, the Company shall have obtained and delivered to you the Lock-up Agreements and the Ledecky Lock-up Agreement.

          (g) The Representative and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

          (h) Prior to the commencement of the offering of the Securities, the Securities shall have been approved for quotation on the Nasdaq National Market, upon issuance as contemplated hereby.

          (i) The Representative shall have received an opinion, dated the Firm Closing Date, of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, with respect to the issuance and sale of the Firm Securities, the Registration Statement and Prospectus, and such other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (j) On or prior to the Firm Closing Date, the Company shall have obtained a director and officer insurance policy with a minimum coverage amount acceptable to the Representative and provide evidence thereof reasonably acceptable to counsel for the Underwriters.

          (k) On or prior to the date of this Agreement, the Company shall have entered into an employment agreement with Jonathan J. Ledecky in a form reasonably acceptable to counsel for the Underwriters.

          (l) On the Firm Closing Date, the Company shall have executed the warrant agreement dated the Firm Closing Date by and between the Company and the Representative.

          (m) On or prior to the date of this Agreement, the Company shall have entered into a stock purchase agreement with Jonathan J. Ledecky regarding the purchase by Jonathan J. Ledecky of 250,000 shares of Common Stock, such stock purchase agreement to be reasonably acceptable to counsel for the Underwriters.

          (n) On or prior to the Firm Closing Date, the Company shall have consummated the transaction contemplated by the stock purchase agreement by and between the Company and Jonathan J. Ledecky.

          (o) On or prior to the date of this Agreement, the Company shall have entered into a stock purchase agreement with an affiliate of the Representative regarding the purchase by such affiliate of 500,000 shares of the Company's convertible non-voting common stock, par value $.001 per share, such stock purchase agreement to be reasonably acceptable to counsel for the Underwriters.

          (p) On or prior to the Firm Closing Date, the Company shall have consummated the transaction contemplated by the stock purchase agreement by and between the Company and an affiliate of the Representative.

          All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representative and counsel for the Underwriters. The Company shall furnish to the Representative such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representative and counsel for the Underwriters shall reasonably request.

          The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

     8.   Indemnification and Contribution.
          --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act and the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement made by the Company in Section 2(a) of this Agreement;

               (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto and including any Rule 462(b) Registration Statement, or
     (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application");
                        -----------

               (iii) the omission or alleged omission to state in (A) the Registration Statement or any amendment or supplement thereto a material fact necessary to make the statements therein not misleading, or (B) any Preliminary Prospectus or the Prospectus, any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

               (iv) any untrue statement or alleged untrue statement of any material fact contained in or the omission of a material fact or alleged material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading in, any audio or visual materials used in connection with the marketing of the Securities, including without limitation, slides, videos, films, tape recordings, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or any other proceeding in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, or any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and provided, further, the Company will not be
                                  --------  -------
liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriter or Underwriters purchasing, in the aggregate, more than 50% of the Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer of the Company or controlling person of the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, or any Application or necessary to make the statements therein not misleading, or (iii) the omission or the alleged omission to state therein a material fact required to be stated in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this
Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both
       --------  -------
the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph
(d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Representative's Master Agreement Among Underwriters. For the purposes of this paragraph 8(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          (e) The parties of this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure the adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

     9.   Default of Underwriters.  If one or more Underwriters default in their
          -----------------------
obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, then the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within twenty-four (24) hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representative shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

     10.  Survival.  The respective representations, warranties, agreements,
          --------
covenants, indemnities and other statements of the Company, its officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11.  Termination.
          -----------

          (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representative by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or, with respect to the Company, such Option Closing Date, respectively:

               (i) the Company shall have, in the sole judgment of the Representative, sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development that could reasonably be expected to involve a prospective material adverse change (including without limitation a change in management, control of the Company or the death or disability of Jonathan J. Ledecky which would not allow him to carry out his duties as Chief Executive Officer of the Company), in the business, properties, business prospects, financial condition or results of operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

               (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended (including automatic halt in trading pursuant to market-declines triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the Nasdaq National Market or by order of the Commission or any other governmental authority.

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other government authority which in the Underwriters' sole opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company; or

          (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 8 and 10 hereof.

          (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

     12.  Information Supplied by Underwriters.  The statements set forth in (i)
          ------------------------------------
the last paragraph on the front cover page, (ii) under the heading "Underwriting and Plan of Distribution" in any Preliminary Prospectus or the Prospectus and
(iii) on page 2 in any Preliminary Prospectus or the Prospectus and in the second paragraph under the heading "Risk Factors - No Prior Market for the Common Stock; Stabilization; Possible Volatility of Stock Price" pertaining to stabilization (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of the Underwriters to the Company for the purposes of Sections 2(b) and 8 hereof. The Underwriters confirm that such statements (to such extent) are correct.

     13.  Notices.  All notices or communications hereunder shall be in writing
          -------
and, if sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Ms. Suzanne Richardson, with a copy to Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019,
Attention: Richard R. Plumridge, Esq.; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 1747 Pennsylvania Avenue, NW, Suite 900, Washington, DC 20006, Attention: Chief Executive Officer with a copy to Morgan, Lewis & Bockius LLP, 1800 M Street, NW, Washington, DC 20036, Attention: Linda L. Griggs, Esq.

     14.  Successors.  This Agreement shall inure to the benefit of and shall be
          ----------
binding upon the several Underwriters, the Company and their respective successors and legal representative, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

     15.  Applicable Law.  The validity and interpretation of this Agreement,
          --------------
and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     16.  Consent to Jurisdiction and Service of Process.  All judicial
          ----------------------------------------------
proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of Virginia, and by execution and delivery of this Agreement, the Company accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement. The Company designates and appoints Jonathan J. Ledecky and such other persons as may hereafter be selected by the Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at its address provided in Section 13 hereof; provided, however, that, unless otherwise provided by applicable law,
        --------  -------
any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company in the State of Virginia may be made by registered or certified mail, return receipt requested, to the Company as applicable, at its address provided in Section 13 hereof, and the Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Underwriter to bring proceedings against the Company in the courts of any other jurisdiction.

     17.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the several Underwriters.

                              Very truly yours,

                              CONSOLIDATION CAPITAL CORPORATION


                              By _____________________________________________
                                 David Ledecky
                                 Executive Vice President


                                 JONATHAN J. LEDECKY



                                 _____________________________________________


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:


By:  ________________________________
     Name:
     Title:

For itself and as the Representative.

                                   Schedule I

                                  UNDERWRITERS


Underwriting                              Number of Firm Securities to be Purchased
----------------------------------------  -----------------------------------------


Friedman, Billings, Ramsey & Co., Inc.

Total...................................                                 24,000,000
                                                                         ==========